UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section13 OR 15(d)of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 9, 2011

MTS SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-2382	41-0908057
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14000 Technology Drive
Eden Prairie, Minnesota		55344
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (952) 937-4000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

MTS Systems Corporation (the “Company”) held its annual meeting of shareholders (the “Annual Meeting”) on February 9, 2011.  At the Annual Meeting, the shareholders approved the MTS Systems Corporation 2011 Stock Incentive Plan (the “2011 Stock Incentive Plan”).  The 2011 Stock Incentive Plan authorizes the grant of equity-based awards to employees, officers, non-employee members of the Board of Directors, and key vendors in the form of stock options, restricted stock, restricted stock units, stock appreciation rights, performance stock, performance units, and other awards in stock or cash.

An aggregate of 1,000,000 shares of Common Stock are reserved for issuance under the 2011 Stock Incentive Plan.  Also, shares underlying awards previously granted under the 2006 Stock Incentive Plan that are cancelled or forfeited will be available for awards under the 2011 Stock Incentive Plan.  The Compensation Committee administers the 2011 Stock Incentive Plan.

For more information about the 2011 Stock Incentive Plan, see our Definitive Proxy Statement filed with the SEC on December 28, 2010, as supplemented on January 25, 2011 (collectively the “Proxy Statement”).  This summary is qualified in its entirety by reference to the full text of the 2011 Stock Incentive Plan attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07     Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting on February 9, 2011.  A total of 13,804,393 shares of Common Stock, representing 90% of the shares outstanding and eligible to vote and constituting a quorum, were represented in person or by valid proxies at the Annual Meeting.  The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting as set forth in the Proxy Statement are as follows:

Proposal 1.  All of the eight nominees for director were elected to serve until the next annual meeting of shareholders or until their successors are duly elected.  The result of the votes to elect the eight directors was as follows:

Name	For	Withheld	Broker Non-Votes
David J. Anderson	11,937,788	115,774	1,750,831
Jean-Lou Chameau	11,857,503	196,059	1,750,831
Laura B. Hamilton	11,745,152	308,410	1,750,831
Brendan C. Hegarty	11,849,754	203,808	1,750,831
Emily M. Liggitt	11,903,852	149,710	1,750,831
William V. Murray	11,937,788	115,774	1,750,831
Barb J. Samardzich	11,901,681	151,881	1,750,831
Gail P. Steinel	11,859,888	193,674	1,750,831

Proposal 2.  The appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2011 was ratified by the shareholders by the votes set forth in the table below:

For	Against	Abstain
13,655,101	139,361	9,931

Proposal 3.  The MTS Systems Corporation 2011 Stock Incentive Plan was approved by the shareholders by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
10,078,505	1548,733	426,324	1,750,831

Proposal 4.  The MTS Systems Corporation 2012 Employee Stock Purchase Plan was approved by the shareholders by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
11,372,175	263,391	417,996	1,750,831

Proposal 5.  The compensation of the named executive officers as disclosed in the Company’s Proxy Statement was approved on an advisory basis by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
11,222,308	344,518	486,736	1,750,831

Proposal 6.  The shareholders recommended, on an advisory basis, that the frequency of the shareholder vote to approve the compensation of the named executive officers occur every year by the votes set forth in the table below:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
6,547,988	3,183,874	1,835,253	486,447	1,750,831

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	MTS Systems Corporation 2011 Stock Incentive Plan, as amended on January 24, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MTS SYSTEMS CORPORATION
(Registrant)

Date: February 11, 2011	By:	/s/ SUSAN E. KNIGHT
Susan E. Knight
Vice President and Chief Financial Officer

MTS SYSTEMS CORPORATION
FORM 8-K REPORT

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	MTS Systems Corporation 2011 Stock Incentive Plan, as amended on January 24, 2011.